Company Contact John Iannone Vice President, Investor Relations WesBanco, Inc. 304-905-7021
WesBanco Announces Fourth Quarter 2018 Net Income

Wheeling, WV, January 28, 2019 – WesBanco, Inc. ("WesBanco") (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three and twelve months ended December 31, 2018.  Net income for the three months ended December 31, 2018 was $43.9 million, with diluted earnings per share of $0.80, compared to $15.9 million and $0.36 per diluted share, respectively, for the fourth quarter of 2017.  For the twelve months ended December 31, 2018, net income was $143.1 million, or $2.92 per diluted share, compared to $94.5 million, or $2.14 per diluted share, for the 2017 period.  Net income excluding after-tax merger-related expenses and the 2017 net deferred tax asset revaluation, which resulted from last year's Federal tax reform legislation, for the three months ended December 31, 2018, increased 55.4% year-over-year to $45.0 million, or $0.82 per diluted share as compared to $0.66 per diluted share in the prior year quarter, an increase of 24.2% (non-GAAP measure).  On the same basis, net income for the twelve months ended December 31, 2018 increased 45.7% year-over-year to $157.2 million, or $3.21 per diluted share versus $2.45 per diluted share in the prior year period, an increase of 31.0% (non-GAAP measure).

	For the Three Months Ended December 31,				For the Twelve Months Ended December 31,
	2018		2017		2018		2017
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$ 45,025	$ 0.82	$ 28,972	$ 0.66	$ 157,221	$ 3.21	$ 107,876	$ 2.45
Less: Net deferred tax asset revaluation	-	-	(12,780)	(0.29)	-	-	(12,780)	(0.29)
Less: After tax merger-related expenses	(1,097)	(0.02)	(295)	(0.01)	(14,109)	(0.29)	(614)	(0.02)
Net income (GAAP)	$ 43,928	$ 0.80	$ 15,897	$ 0.36	$ 143,112	$ 2.92	$ 94,482	$ 2.14
(1) See non-GAAP financial measures for additional information relating to the calculation of these items.

On April 5, 2018, WesBanco consummated the merger with First Sentry Bancshares, Inc. ("FTSB"), a bank holding company headquartered in Huntington, WV with $0.7 billion in assets, excluding goodwill.  In addition, on August 20, 2018, WesBanco consummated the merger with Farmers Capital Bank Corporation ("FFKT"), a bank holding company headquartered in Frankfort, KY with approximately $1.6 billion in assets, excluding goodwill.  Financial results for both FTSB and FFKT have been included in WesBanco's results from their respective merger consummation dates.

Financial and operational highlights:
•	Execution of well-defined long-term growth strategies combined with strong underlying fundamentals driving strong profitability
o	Record net income during 2018 of $143.1 million, or $157.2 million when excluding merger-related costs
▪
2018 net income was positively impacted by the passage of the "Tax Cuts and Jobs Act" in late-2017 which lowered the statutory Federal income tax rate for corporations to 21%, as compared to 35% in prior periods

o	Year-to-date income before provisions for credit losses and income taxes increased 15.2% year-over-year, or 25.7% when excluding merger-related costs
o	Strong core returns on average assets and tangible equity of 1.39% and 17.78%, respectively (non-GAAP measures)
•	Sequential and year-over-year improvement in core net interest margin reflects the benefits of the FFKT and FTSB acquisitions and our core deposit funding advantage
•
Solid expense management as demonstrated by a 184 basis point improvement in the year-to-date efficiency ratio to 54.6% (non-GAAP measure), despite the inclusion of FFKT's operating expenses since August 20, 2018

•	Continued strength across key credit quality metrics reflective of strong legacy of credit and risk management
•	Successful implementation of stated acquisition strategy to cross the $10 billion asset threshold
o	Filled-in the southern edge of franchise
o	Became a top ten financial institution in the state of Kentucky

"2018 was another successful year for WesBanco, as well as a year full of milestones," said Todd F. Clossin, President and Chief Executive Officer of WesBanco.  "Solid execution and strong fundamentals drove record earnings of $143 million, or $157 million when excluding merger-related costs.  We strengthened the franchise by expanding into new and diversified markets with strong demographics, and ensured top market share across our major markets.  We remained diligent on expense management while continuing to make technology and staffing investments to support future growth – helping to drive our 2018 efficiency ratio to 54.6%.  In addition, we stayed disciplined and balanced on lending decisions as our credit quality ratios have continued to improve to be at or near historic lows."

Mr. Clossin added, "We remain well-positioned for continued success due to our well-defined operational and growth strategies.  Furthermore, we are excited about our opportunities for the upcoming year, and look forward to providing additional value to our customers and shareholders."

Balance Sheet
Portfolio loans of $7.7 billion, as of December 31, 2018, increased 20.7% when compared to the prior year period due to the acquisitions of FTSB and FFKT.  Total organic loans were down 1.3% year-over-year, when excluding the consumer loan portfolio de-emphasis strategy, or down 1.7% in total.  The year-over-year decline in total organic loan growth resulted from targeted reductions in the consumer portfolio to reduce its risk profile, lower home equity loan balances due to lower demand as a result of higher interest rates and tax changes, elevated levels of commercial real estate loans moving to an aggressive secondary financing market, and continued deleveraging by commercial customers reflective of the current operating environment and higher cash levels from tax reform.  Total deposits increased 25.4% year-over-year to $8.8 billion due to the FTSB and FFKT acquisitions.  Continuing to reflect the strength of our legacy footprint, total deposits, excluding CDs, increased 2.5% organically, driven by 5.8% organic growth in interest bearing and non-interest bearing demand deposits.

Credit Quality
Our underlying credit fundamentals continue to be reflective of our strong legacy of credit and risk management.  During the fourth quarter of 2018, our credit quality ratios remained strong as we balanced disciplined loan origination growth in the current environment with our prudent lending standards.  Our credit quality measures have been at or near historic lows over the last several periods, and, as such, variability from quarter to quarter may occur, which is not suggestive of a change in the direction of overall credit quality.

As of December 31, 2018, despite the addition of approximately $1.4 billion of portfolio loans from the acquisitions of FTSB and FFKT, non-performing loans and non-performing assets decreased year-over-year both on an absolute dollar basis and as a percentage of the portfolio.  Criticized and classified loan balances decreased as a percentage of total loans year-over-year.

Further reflecting the continued high quality of the loan portfolio, on a year-to-date basis for 2018, the provision for credit losses decreased 22.3% year-over-year to $7.8 million, and annualized net loan charge-offs to average loans decreased 7 basis points year-over-year to 0.06%.

Net Interest Margin and Income
The net interest margin for the fourth quarter of 2018 increased 29 basis points year-over-year to 3.72%.  The net interest margin benefited from increases in the Federal Reserve Board's target federal funds rate through the past year and a full quarter benefit from the higher margins on the acquired FFKT net assets, partially offset by higher funding costs as well as a flattening of the yield curve.  Also impacting the year-over-year change in the net interest margin was a six basis point reduction related to the lower tax-equivalency of the state and local municipal tax-exempt securities resulting from the "Tax Cuts and Jobs Act".  The increase in the cost of interest bearing liabilities was primarily due to higher rates for interest bearing public funds, higher tier money market accounts, and Federal Home Loan Bank and other borrowings.  Further, reflecting the benefit of our legacy deposit footprint, the year-to-date deposit beta on the four federal funds rate increases since the year ago quarter was 17%, or only 12% when including the strong growth in non-interest bearing deposits.  Lastly, accretion from acquisitions benefited the fourth quarter net interest margin by approximately 23 basis points, as compared to 6 basis points in the prior year period, and it was 14 basis points for 2018 versus 8 basis points during 2017.

Net interest income increased $28.6 million, or 39.1%, during the fourth quarter of 2018 as compared to the same quarter of 2017 due to a 25.5% increase in average total earning assets, primarily driven by the FTSB and FFKT acquisitions and related accretion from purchase accounting, as well as an overall higher net interest margin.  For the year ended December 31, 2018, net interest income increased $56.9 million, or 19.6%, due to higher average total earning assets from the $2.2 billion in earning assets acquired from FTSB and FFKT and a larger investment portfolio, and the aforementioned higher net interest margin.

Non-Interest Income
For the fourth quarter of 2018, non-interest income of $26.6 million increased $3.6 million, or 15.8%, from the fourth quarter of 2017, driven by the FTSB and FFKT acquisitions.  The associated larger customer deposit base and higher transaction volumes drove the year-over-year increases in electronic banking fees and service charges on deposits.  Other income increased $0.8 million primarily due to an increase in payment processing fee income.  Net securities losses of $1.3 million were primarily due to a market adjustment on the deferred compensation plan, while an offsetting reduction of $1.1 million is recorded in employee benefits expense.

For the twelve months ended December 31, 2018, non-interest income increased $11.4 million, or 12.9%.  The primary drivers of this year-to-date increase were increased customer levels and transaction volumes from the two acquisitions, higher trust assets from a combination of the FFKT acquisition and organic growth, and higher mortgage banking income due to the strength of the residential mortgage lending program; partially offset by net securities losses as discussed above.

Non-Interest Expense
Total operating expenses continued to be well-controlled during the fourth quarter of 2018, despite the inclusion of FFKT's operating expenses since August 20th.  The FFKT cost savings of 35% announced in April 2018 remain on track for 75% of the anticipated savings to be achieved during 2019, and 100% thereafter.  Excluding merger-related expenses, non-interest expense increased $15.2 million, or 28.0%, compared to the prior year period, reflecting the two acquisitions.  This year-over-year increase is primarily due to higher salaries and wages, employee benefits, net occupancy, and equipment costs associated with additional staffing and financial center locations from the two acquisitions.  As mentioned above, the overall employee benefits increase was partially mitigated by a $1.1 million reduction in the deferred compensation plan obligation due to market declines.  These increases were balanced by strong discretionary expense management as demonstrated by the 146 basis point year-over-year decrease in the efficiency ratio to 53.62% for the fourth quarter of 2018.

Excluding merger-related expenses in both years, non-interest expense during the twelve months of 2018 increased $27.4 million, or 12.5%, compared to the prior year period, reflecting the acquisition of both FTSB and FFKT, partially offset by strong discretionary expense management.

Provision for Income Taxes
The effective income tax rate and associated provision for income taxes for the fourth quarter of 2018 are reflective of the late-2017 passage of the "Tax Cuts and Jobs Act", lowering the statutory Federal income tax rate for corporations to 21%.  During the fourth quarter, the effective tax rate was 19.37% as compared to 59.14% last year, which included the impact of the deferred tax revaluation adjustment, while the provision for income taxes decreased $12.4 million to $10.6 million, despite higher year-over-year pre-tax income.

Capital
WesBanco continues to maintain strong regulatory capital ratios as both consolidated and bank-level regulatory capital ratios are well above the applicable "well-capitalized" standards promulgated by bank regulators and the BASEL III capital standards.  At December 31, 2018, Tier I leverage was 10.74%, Tier I Risk-Based capital was 15.09%, Total Risk-Based capital was 15.99%, and the Common Equity Tier 1 capital ratio ("CET 1") was 13.14%.  Tangible common equity also remained strong, increasing to 9.28% at period-end from 8.79% as of December 31, 2017.  Record earnings achieved during 2017, strong regulatory capital and liquidity positions, and solid execution on well-defined long-term operational and growth strategies enabled WesBanco to increase the quarterly cash dividend by 11.5% to $0.29 per share during February 2018.  This was the eleventh increase during the last eight years, representing a cumulative increase of 107%.

Conference Call and Webcast
WesBanco will host a conference call to discuss the Company's financial results for the fourth quarter of 2018 at 10:00 a.m. ET on Tuesday, January 29, 2019.  Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com.  Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call.  Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10126808.  The replay will begin at approximately 12:00 p.m. ET on January 29, and end at 12 a.m. ET on February 12.  An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.wesbanco.com).

Forward-Looking Statements
Forward-looking statements in this report relating to WesBanco's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The information contained in this report should be read in conjunction with WesBanco's Form 10-K for the year ended December 31, 2017 and documents subsequently filed by WesBanco with the Securities and Exchange Commission ("SEC"), including WesBanco's Form 10-Q for the quarters ended March 31, June 30, and September 30, 2018, which are available at the SEC's website, www.sec.gov or at WesBanco's website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco's most recent Annual Report on Form 10-K filed with the SEC under "Risk Factors" in Part I, Item 1A.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and FFKT may not be integrated successfully or such integration may take longer to accomplish than excepted; the expected cost savings and any revenue synergies from the merger of WesBanco and FFKT may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and FFKT may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco's operational and financial performance.  WesBanco does not assume any duty to update forward-looking statements.

About WesBanco, Inc.
Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $12.5 billion (as of December 31, 2018).  WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management.  WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with approximately $4.3 billion of assets under management (as of December 31, 2018), and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds.  WesBanco's banking subsidiary, WesBanco Bank, Inc., operates 209 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia.  In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 5
(unaudited, dollars in thousands, except shares and per share amounts)
	For the Three Months Ended			For the Twelve Months Ended
STATEMENT OF INCOME	December 31,			December 31,
Interest and dividend income	2018	2017	% Change	2018	2017	% Change
Loans, including fees	$ 97,685	$ 69,408	40.7	$ 331,961	$ 272,007	22.0
Interest and dividends on securities:
Taxable	16,196	9,948	62.8	56,898	38,631	47.3
Tax-exempt	5,562	4,872	14.2	20,778	19,489	6.6
Total interest and dividends on securities	21,758	14,820	46.8	77,676	58,120	33.6
Other interest income	1,944	623	212.0	5,320	2,297	131.6
Total interest and dividend income	121,387	84,851	43.1	414,957	332,424	24.8
Interest expense
Interest bearing demand deposits	4,000	2,039	96.2	13,144	6,452	103.7
Money market deposits	1,683	805	109.1	5,016	2,775	80.8
Savings deposits	452	189	139.2	1,225	745	64.4
Certificates of deposit	3,662	2,597	41.0	12,450	10,108	23.2
Total interest expense on deposits	9,797	5,630	74.0	31,835	20,080	58.5
Federal Home Loan Bank borrowings	6,191	3,682	68.1	23,333	13,290	75.6
Other short-term borrowings	1,221	489	149.7	3,717	1,442	157.8
Subordinated debt and junior subordinated debt	2,411	1,868	29.1	8,836	7,317	20.8
Total interest expense	19,620	11,669	68.1	67,721	42,129	60.7
Net interest income	101,767	73,182	39.1	347,236	290,295	19.6
Provision for credit losses	2,854	2,376	20.1	7,764	9,986	(22.3)
Net interest income after provision for credit losses	98,913	70,806	39.7	339,472	280,309	21.1
Non-interest income
Trust fees	6,103	5,667	7.7	24,623	22,740	8.3
Service charges on deposits	7,387	5,278	40.0	23,670	20,532	15.3
Electronic banking fees	6,604	4,788	37.9	23,300	19,183	21.5
Net securities brokerage revenue	1,871	1,508	24.1	7,186	6,672	7.7
Bank-owned life insurance	1,312	1,123	16.8	6,427	4,794	34.1
Mortgage banking income	1,543	1,542	0.1	5,840	5,053	15.6
Net securities (losses) / gains	(1,303)	56	(2,426.8)	(900)	567	(258.7)
Net (loss)/gain on other real estate owned and other assets	(117)	649	(118.0)	524	658	(20.4)
Other income	3,161	2,323	36.1	9,606	8,641	11.2
Total non-interest income	26,561	22,934	15.8	100,276	88,840	12.9
Non-interest expense
Salaries and wages	32,389	25,786	25.6	114,602	97,361	17.7
Employee benefits	7,298	6,263	16.5	30,079	29,933	0.5
Net occupancy	5,455	4,132	32.0	19,165	17,101	12.1
Equipment	4,667	3,983	17.2	17,207	16,026	7.4
Marketing	1,402	1,238	13.2	5,368	5,720	(6.2)
FDIC insurance	927	827	12.1	3,242	3,504	(7.5)
Amortization of intangible assets	2,762	1,204	129.4	6,980	4,940	41.3
Restructuring and merger-related expense	1,389	454	205.9	17,860	945	1,789.9
Other operating expenses	14,701	10,950	34.3	50,721	45,330	11.9
Total non-interest expense	70,990	54,837	29.5	265,224	220,860	20.1
Income before provision for income taxes	54,484	38,903	40.1	174,524	148,289	17.7
Provision for income taxes	10,556	23,006	(54.1)	31,412	53,807	(41.6)
Net Income	$ 43,928	$ 15,897	176.3	$ 143,112	$ 94,482	51.5

Taxable equivalent net interest income	$ 103,246	$ 75,805	36.2	$ 352,760	$ 300,789	17.3

Per common share data
Net income per common share - basic	$ 0.80	$ 0.36	122.2	$ 2.93	$ 2.15	36.3
Net income per common share - diluted	0.80	0.36	122.2	2.92	2.14	36.4
Net income per common share - diluted, excluding certain items (1)(2)	0.82	0.66	24.2	3.21	2.45	31.0
Dividends declared	0.29	0.26	11.5	1.16	1.04	11.5
Book value (period end)	36.24	31.68	14.4	36.24	31.68	14.4
Tangible book value (period end) (1)	19.63	18.42	6.6	19.63	18.42	6.6
Average common shares outstanding - basic	54,598,142	44,036,416	24.0	48,889,041	44,003,208	11.1
Average common shares outstanding - diluted	54,706,691	44,109,767	24.0	49,022,990	44,075,293	11.2
Period end common shares outstanding	54,598,134	44,043,244	24.0	54,598,134	44,043,244	24.0

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 6
(unaudited, dollars in thousands)

Selected ratios
	For the Twelve Months Ended
	December 31,
	2018	2017	% Change

Return on average assets	1.26%	0.96%	31.25%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.39	1.09	27.52
Return on average equity	8.68	6.83	27.09
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.54	7.79	22.46
Return on average tangible equity (1)	16.24	12.23	32.79
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	17.78	13.90	27.91
Yield on earning assets (2)	4.19	3.93	6.62
Cost of interest bearing liabilities	0.92	0.64	43.75
Net interest spread (2)	3.27	3.29	(0.61)
Net interest margin (2)	3.52	3.44	2.33
Efficiency (1) (2)	54.60	56.44	(3.26)
Average loans to average deposits	87.60	89.86	(2.52)
Annualized net loan charge-offs/average loans	0.06	0.13	(53.85)
Effective income tax rate (3)	18.00	36.29	(50.40)

	For the Quarter Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2017

Return on average assets	1.39%	1.10%	1.22%	1.36%	0.64%
Return on average assets, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	1.42	1.39	1.38	1.37	1.16
Return on average equity	8.94	7.50	8.77	9.70	4.48
Return on average equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	9.16	9.47	9.90	9.76	8.17
Return on average tangible equity (1)	17.67	14.25	15.87	17.10	8.05
Return on average tangible equity, excluding
after-tax merger-related expenses and
net deferred tax asset revaluation (1)	18.09	17.85	17.85	17.20	14.36
Yield on earning assets (2)	4.42	4.21	4.11	3.98	3.95
Cost of interest bearing liabilities	0.97	0.95	0.91	0.80	0.71
Net interest spread (2)	3.45	3.26	3.20	3.18	3.24
Net interest margin (2)	3.72	3.50	3.43	3.38	3.43
Efficiency (1) (2)	53.62	55.55	54.28	55.12	55.08
Average loans to average deposits	85.94	87.56	88.15	89.26	90.26
Annualized net loan charge-offs (recoveries)/average loans	0.14	(0.02)	0.03	0.07	0.16
Effective income tax rate (3)	19.37	16.71	18.11	17.28	59.14
Trust assets, market value at period end	$ 4,269,961	$ 4,743,894	$ 4,044,207	$ 4,027,358	$ 3,943,519

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments.   WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) The three and twelve months ended December 31, 2017 include a $12.8 million tax expense as a result of the net deferred tax asset revaluation.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands, except shares)
					% Change
Balance sheets	December 31,			September 30,	December 31, 2018
Assets	2018	2017	% Change	2018	to Sept. 30, 2018
Cash and due from banks	$ 124,650	$ 97,746	27.5	$ 184,826	(32.6)
Due from banks - interest bearing	44,536	19,826	124.6	88,854	(49.9)
Securities:
Equity securities, at fair value	11,737	13,457	(12.8)	12,784	(8.2)
Available-for-sale debt securities, at fair value	2,114,129	1,261,865	67.5	2,008,232	5.3
Held-to-maturity debt securities (fair values of $1,020,743; $1,023,784
and $1,014,361, respectively)	1,020,934	1,009,500	1.1	1,025,538	(0.4)
Total securities	3,146,800	2,284,822	37.7	3,046,554	3.3
Loans held for sale	8,994	20,320	(55.7)	55,913	(83.9)
Portfolio loans:
Commercial real estate	3,853,695	2,994,448	28.7	3,906,221	(1.3)
Commercial and industrial	1,265,460	1,125,327	12.5	1,292,073	(2.1)
Residential real estate	1,611,607	1,353,301	19.1	1,598,477	0.8
Home equity	599,331	529,196	13.3	604,106	(0.8)
Consumer	326,188	339,169	(3.8)	325,546	0.2
Total portfolio loans, net of unearned income	7,656,281	6,341,441	20.7	7,726,423	(0.9)
Allowance for loan losses	(48,948)	(45,284)	(8.1)	(48,902)	(0.1)
Net portfolio loans	7,607,333	6,296,157	20.8	7,677,521	(0.9)
Premises and equipment, net	166,925	130,722	27.7	159,284	4.8
Accrued interest receivable	38,853	29,728	30.7	39,465	(1.6)
Goodwill and other intangible assets, net	918,850	589,264	55.9	928,083	(1.0)
Bank-owned life insurance	225,317	192,589	17.0	223,995	0.6
Other assets	176,374	155,004	13.8	194,984	(9.5)
Total Assets	$ 12,458,632	$ 9,816,178	26.9	$ 12,599,479	(1.1)

Liabilities
Deposits:
Non-interest bearing demand	$ 2,441,041	$ 1,846,748	32.2	$ 2,411,862	1.2
Interest bearing demand	2,146,508	1,625,015	32.1	2,187,662	(1.9)
Money market	1,142,925	1,024,856	11.5	1,178,950	(3.1)
Savings deposits	1,645,549	1,269,912	29.6	1,649,684	(0.3)
Certificates of deposit	1,455,610	1,277,057	14.0	1,513,600	(3.8)
Total deposits	8,831,633	7,043,588	25.4	8,941,758	(1.2)
Federal Home Loan Bank borrowings	1,054,174	948,203	11.2	1,131,253	(6.8)
Other short-term borrowings	290,522	184,805	57.2	294,281	(1.3)
Subordinated debt and junior subordinated debt	189,842	164,327	15.5	189,745	0.1
Total borrowings	1,534,538	1,297,335	18.3	1,615,279	(5.0)
Accrued interest payable	4,627	3,178	45.6	6,623	(30.1)
Other liabilities	109,007	76,756	42.0	108,550	0.4
Total Liabilities	10,479,805	8,420,857	24.5	10,672,210	(1.8)

Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized;
none outstanding	-	-	-	-	-
Common stock, $2.0833 par value; 100,000,000 shares authorized in
2018 and 2017, respectively; 54,604,294, 44,043,244 and 54,604,294 shares
issued, respectively; 54,598,134, 43,931,715 and 54,603,967 shares	113,758	91,756	24.0	113,758	-
outstanding, respectively
Capital surplus	1,166,701	684,730	70.4	1,165,006	0.1
Retained earnings	737,581	651,357	13.2	709,477	4.0
Treasury stock (6,160, 0 and 327 shares - at cost, respectively)	(274)	-	(100.0)	(15)	(1,726.7)
Accumulated other comprehensive loss	(37,871)	(31,495)	(20.2)	(59,873)	36.7
Deferred benefits for directors	(1,068)	(1,027)	(4.0)	(1,084)	1.5
Total Shareholders' Equity	1,978,827	1,395,321	41.8	1,927,269	2.7
Total Liabilities and Shareholders' Equity	$ 12,458,632	$ 9,816,178	26.9	$ 12,599,479	(1.1)

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 8
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	For the Three Months Ended December 31,				For the Year Ended December 31,
	2018		2017		2018		2017
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 169,189	2.21%	$ 18,593	0.97%	$ 80,535	2.24%	$ 13,811	0.85%
Loans, net of unearned income (1)	7,685,430	5.04	6,392,138	4.31	7,013,877	4.73	6,358,845	4.28
Securities: (2)
Taxable	2,317,542	2.80	1,615,700	2.46	2,109,191	2.70	1,591,149	2.43
Tax-exempt (3)	818,456	3.44	723,569	4.14	768,304	3.42	723,019	4.15
Total securities	3,135,998	2.96	2,339,269	2.98	2,877,495	2.89	2,314,168	2.96
Other earning assets	52,691	7.62	47,659	4.85	55,302	6.37	47,548	4.58
Total earning assets (3)	11,043,308	4.42%	8,797,659	3.95%	10,027,209	4.19%	8,734,372	3.93%
Other assets	1,522,572		1,110,285		1,310,170		1,119,940
Total Assets	$ 12,565,880		$ 9,907,944		$ 11,337,379		$ 9,854,312

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 2,183,732	0.73%	$ 1,645,812	0.49%	$ 1,929,876	0.68%	$ 1,613,451	0.40%
Money market accounts	1,153,806	0.58	1,003,186	0.32	1,049,059	0.48	1,012,660	0.27
Savings deposits	1,647,144	0.11	1,257,094	0.06	1,454,525	0.08	1,248,985	0.06
Certificates of deposit	1,486,471	0.98	1,311,331	0.79	1,396,446	0.89	1,383,807	0.73
Total interest bearing deposits	6,471,153	0.60	5,217,423	0.43	5,829,906	0.55	5,258,903	0.38
Federal Home Loan Bank borrowings	1,069,944	2.30	961,164	1.52	1,121,108	2.08	965,795	1.38
Other borrowings	301,813	1.60	213,069	0.91	260,388	1.43	187,298	0.77
Subordinated debt and junior subordinated debt	189,769	5.04	164,285	4.51	176,866	5.00	164,156	4.46
Total interest bearing liabilities	8,032,679	0.97%	6,555,941	0.71%	7,388,268	0.92%	6,576,152	0.64%
Non-interest bearing demand deposits	2,472,076		1,864,776		2,177,142		1,817,782
Other liabilities	111,595		80,964		123,544		76,443
Shareholders' equity	1,949,530		1,406,263		1,648,425		1,383,935
Total Liabilities and Shareholders' Equity	$ 12,565,880		$ 9,907,944		$ 11,337,379		$ 9,854,312
Taxable equivalent net interest spread		3.45%		3.24%		3.27%		3.29%
Taxable equivalent net interest margin		3.72%		3.43%		3.52%		3.44%

(1) Gross of allowance for loan losses and net of unearned income.  Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $1.2 million for the three months ended December 31, 2018 and 2017,  and $3.4 million and $3.6 million for the years ended December 31, 2018 and 2017, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $5.9 and $1.0  million for the three months ended December 31, 2018 and 2017, respectively, and $11.7 million and $5.7 million  for the years ended December 31, 2018 and 2017, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.5 million and $0.3 million for the three months ended December 31, 2018 and 2017, respectively,and $2.0 million and $1.4 million  for the years ended December 31, 2018 and 2017, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for 2018 and 35% for each prior period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 9
(unaudited, dollars in thousands, except shares and per share amounts)
	Quarter Ended
Statement of Income	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
Interest income	2018	2018	2018	2018	2017
Loans, including fees	$ 97,685	$ 86,605	$ 78,538	$ 69,237	$ 69,408
Interest and dividends on securities:
Taxable	16,196	14,964	14,194	11,543	9,948
Tax-exempt	5,562	5,326	5,055	4,834	4,872
Total interest and dividends on securities	21,758	20,290	19,249	16,377	14,820
Other interest income	1,944	1,498	1,101	803	623
Total interest and dividend income	121,387	108,393	98,888	86,417	84,851
Interest expense
Interest bearing demand deposits	4,000	3,501	3,150	2,524	2,039
Money market deposits	1,683	1,360	1,093	878	805
Savings deposits	452	352	227	189	189
Certificates of deposit	3,662	3,276	2,977	2,536	2,597
Total interest expense on deposits	9,797	8,489	7,447	6,127	5,630
Federal Home Loan Bank borrowings	6,191	6,691	5,953	4,498	3,682
Other short-term borrowings	1,221	965	973	558	489
Subordinated debt and junior subordinated debt	2,411	2,315	2,168	1,942	1,868
Total interest expense	19,620	18,460	16,541	13,125	11,669
Net interest income	101,767	89,933	82,347	73,292	73,182
Provision for credit losses	2,854	1,035	1,708	2,168	2,376
Net interest income after provision for credit losses	98,913	88,898	80,639	71,124	70,806
Non-interest income
Trust fees	6,103	6,265	5,752	6,503	5,667
Service charges on deposits	7,387	6,313	5,146	4,822	5,278
Electronic banking fees	6,604	6,139	5,728	4,829	4,788
Net securities brokerage revenue	1,871	1,836	1,809	1,670	1,508
Bank-owned life insurance	1,312	1,232	1,128	2,756	1,123
Mortgage banking income	1,543	1,521	1,670	1,004	1,542
Net securities(losses)/gains	(1,303)	84	358	(39)	56
Net (loss)/gain on other real estate owned and other assets	(117)	150	229	262	649
Other income	3,161	2,684	1,588	2,173	2,323
Total non-interest income	26,561	26,224	23,408	23,980	22,934
Non-interest expense
Salaries and wages	32,389	30,335	26,872	25,006	25,786
Employee benefits	7,298	7,905	7,965	6,912	6,263
Net occupancy	5,455	4,957	4,103	4,656	4,132
Equipment	4,667	4,488	4,095	3,949	3,983
Marketing	1,402	1,446	1,405	1,116	1,238
FDIC insurance	927	789	868	658	827
Amortization of intangible assets	2,762	1,821	1,312	1,086	1,204
Restructuring and merger-related expense	1,389	10,811	5,412	245	454
Other operating expenses	14,701	13,568	11,511	10,943	10,950
Total non-interest expense	70,990	76,120	63,543	54,571	54,837
Income before provision for income taxes	54,484	39,002	40,504	40,533	38,903
Provision for income taxes	10,556	6,516	7,335	7,004	23,006
Net Income	$ 43,928	$ 32,486	$ 33,169	$ 33,529	$ 15,897

Taxable equivalent net interest income	$ 103,246	$ 91,348	$ 83,691	$ 74,577	$ 75,805

Per common share data
Net income per common share - basic	$ 0.80	$ 0.65	$ 0.71	$ 0.76	$ 0.36
Net income per common share - diluted	$ 0.80	$ 0.64	$ 0.71	$ 0.76	$ 0.36
Net income per common share - diluted, excluding certain items (1)(2)	$ 0.82	$ 0.81	$ 0.80	$ 0.76	$ 0.66
Dividends declared	$ 0.29	$ 0.29	$ 0.29	$ 0.29	$ 0.26
Book value (period end)	$ 36.24	$ 35.30	$ 32.68	$ 31.84	$ 31.68
Tangible book value (period end) (1)	$ 19.63	$ 18.54	$ 18.59	$ 18.56	$ 18.42
Average common shares outstanding - basic	54,598,142	50,277,847	46,498,305	44,050,701	44,036,416
Average common shares outstanding - diluted	54,706,691	50,432,112	46,639,780	44,168,242	44,109,767
Period end common shares outstanding	54,598,134	54,603,967	46,643,250	44,060,957	44,043,244
Full time equivalent employees	2,388	2,404	2,040	1,939	1,940

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax merger-related expenses and the net deferred tax asset revaluation.
WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 10
(unaudited, dollars in thousands)
	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
Asset quality data	2018		2018		2018		2018		2017
Non-performing assets:
Troubled debt restructurings - accruing	$ 5,744		$ 6,338		$ 6,460		$ 6,858		$ 6,571
Non-accrual loans:
Troubled debt restructurings	2,855		2,036		2,514		2,397		2,865
Other non-accrual loans	27,845		29,238		29,467		29,989		33,960
Total non-accrual loans	30,700		31,274		31,981		32,386		36,825
Total non-performing loans	36,444		37,612		38,441		39,244		43,396
Other real estate and repossessed assets	7,265		6,877		4,384		4,067		5,297
Total non-performing assets	$ 43,709		$ 44,489		$ 42,825		$ 43,311		$ 48,693

Past due loans (1):
Loans past due 30-89 days	$ 19,569		$ 18,016		$ 13,357		$ 14,536		$ 11,172
Loans past due 90 days or more	4,077		2,451		1,881		1,579		2,726
Total past due loans	$ 23,646		$ 20,467		$ 15,238		$ 16,115		$ 13,898

Criticized and classified loans (2):
Criticized loans	$ 51,710		$ 46,370		$ 34,045		$ 33,785		$ 36,092
Classified loans	31,244		31,437		38,982		34,566		37,858
Total criticized and classified loans	$ 82,954		$ 77,807		$ 73,027		$ 68,351		$ 73,950

Loans past due 30-89 days / total portfolio loans	0.26%		0.23%		0.20%		0.23%		0.18%
Loans past due 90 days or more / total portfolio loans	0.05		0.03		0.03		0.02		0.04
Non-performing loans / total portfolio loans	0.48		0.49		0.57		0.62		0.68
Non-performing assets/total portfolio loans, other
real estate and repossessed assets	0.57		0.58		0.63		0.68		0.77
Non-performing assets / total assets	0.35		0.35		0.39		0.42		0.50
Criticized and classified loans / total portfolio loans	1.08		1.01		1.08		1.08		1.17

Allowance for loan losses
Allowance for loan losses	$ 48,948		$ 48,902		$ 47,638		$ 46,334		$ 45,284
Provision for credit losses	2,854		1,035		1,708		2,168		2,376
Net loan and deposit account overdraft charge-offs	2,750		(306)		425		1,063		2,652

Annualized net loan charge-offs /average loans	0.14%		(0.02)%		0.02%		0.07%		0.16%
Allowance for loan losses / total portfolio loans	0.64%		0.63%		0.70%		0.73%		0.71%
Allowance for loan losses / non-performing loans	1.34	x	1.30	x	1.24	x	1.18	x	1.04	x
Allowance for loan losses / non-performing loans and
loans past due	0.81	x	0.84	x	0.89	x	0.84	x	0.79	x

	Quarter Ended
	Dec. 31,		Sept. 30,		June 30,		Mar. 31,		Dec. 31,
	2018		2018		2018		2018		2017
Capital ratios
Tier I leverage capital	10.74%		11.22%		10.21%		10.56%		10.39%
Tier I risk-based capital	15.09		14.32		14.26		14.31		14.12
Total risk-based capital	15.99		15.20		15.26		15.35		15.16
Common equity tier 1 capital ratio (CET 1)	13.14		12.41		12.38		12.33		12.14
Average shareholders' equity to average assets	15.51		14.65		13.89		14.02		14.19
Tangible equity to tangible assets (3)	9.28		8.66		8.43		8.46		8.79

(1) Excludes non-performing loans.
(2) Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES	Page 11
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco's operating performance and trends, and facilitate comparisons with the performance of WesBanco's peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco's financial statements.

	Three Months Ended					Year to Date
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Dec. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2018	2018	2018	2018	2017	2018	2017
Return on average assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 174,280	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 143,112	$ 94,482
Plus: after-tax merger-related expenses (annualized) (1)	4,353	33,885	17,150	784	1,170	14,109	614
Plus: net deferred tax asset revaluation (annualized)	-	-	-	-	50,703	-	12,780
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	178,633	162,771	150,189	136,763	114,941	157,221	107,876

Average total assets	$ 12,565,880	$ 11,738,796	$ 10,918,731	$ 9,993,364	$ 9,907,944	$ 11,337,379	$ 9,854,312

Return on average tangible assets, excluding after-tax merger-related expenses and net deferred tax asset revaluation	1.42%	1.39%	1.38%	1.37%	1.16%	1.39%	1.09%

Return on average equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 174,280	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 143,112	$ 94,482
Plus: after-tax merger-related expenses (annualized) (1)	4,353	33,885	17,150	784	1,170	14,109	614
Plus: net deferred tax asset revaluation (annualized)	-	-	-	-	50,703	-	12,780
Net income excluding after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	178,633	162,771	150,189	136,763	114,941	157,221	107,876

Average total shareholders' equity	1,949,530	1,719,489	1,517,036	1,401,271	1,406,263	1,648,425	1,383,935

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	9.16%	9.47%	9.90%	9.76%	8.17%	9.54%	7.79%

Return on average tangible equity:
Net income (annualized)	$ 174,280	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 143,112	$ 94,482
Plus: amortization of intangibles (annualized) (1)	8,657	5,707	4,156	3,479	3,104	5,514	3,211
Net income before amortization of intangibles (annualized)	182,937	134,593	137,195	139,458	66,172	148,626	97,693

Average total shareholders' equity	1,949,530	1,719,489	1,517,036	1,401,271	1,406,263	1,648,425	1,383,935
Less: average goodwill and other intangibles, net of def. tax liability	(914,214)	(775,267)	(652,318)	(585,711)	(584,227)	(732,978)	(584,885)
Average tangible equity	$ 1,035,316	$ 944,222	$ 864,718	$ 815,560	$ 822,036	$ 915,447	$ 799,050

Return on average tangible equity	17.67%	14.25%	15.87%	17.10%	8.05%	16.24%	12.23%

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation:
Net income (annualized)	$ 174,280	$ 128,886	$ 133,039	$ 135,979	$ 63,068	$ 143,112	$ 94,482
Plus: after-tax merger-related expenses (annualized) (1)	4,353	33,885	17,150	784	1,170	14,109	614
Plus: net deferred tax asset revaluation (annualized)	-	-	-	-	50,703	-	12,780
Plus: amortization of intangibles (annualized) (1)	8,657	5,707	4,156	3,479	3,104	5,514	3,211
Net income before amortization of intangibles and excluding
after-tax merger-related expenses and net deferred tax asset revaluation (annualized)	187,290	168,478	154,345	140,242	118,045	162,735	111,087

Average total shareholders' equity	1,949,530	1,719,489	1,517,036	1,401,271	1,406,263	1,648,425	1,383,935
Less: average goodwill and other intangibles, net of def. tax liability	(914,214)	(775,267)	(652,318)	(585,711)	(584,227)	(732,978)	(584,885)
Average tangible equity	$ 1,035,316	$ 944,222	$ 864,718	$ 815,560	$ 822,036	$ 915,447	$ 799,050

Return on average tangible equity, excluding after-tax merger-related expenses and net deferred tax asset revaluation	18.09%	17.85%	17.85%	17.20%	14.36%	17.78%	13.90%

Efficiency ratio:
Non-interest expense	$ 70,990	$ 76,120	$ 63,543	$ 54,571	$ 54,837	$ 265,224	$ 220,860
Less: restructuring and merger-related expense	(1,389)	(10,811)	(5,412)	(245)	(454)	(17,860)	(945)
Non-interest expense excluding restructuring and merger-related expense	69,601	65,309	58,131	54,326	54,383	247,364	219,915

Net interest income on a fully taxable equivalent basis	103,246	91,348	83,691	74,577	75,805	352,760	300,789
Non-interest income	26,561	26,224	23,408	23,980	22,934	100,276	88,840
Net interest income on a fully taxable equivalent basis plus non-interest income	$ 129,807	$ 117,572	$ 107,099	$ 98,557	$ 98,739	$ 453,036	$ 389,629
Efficiency Ratio	53.62%	55.55%	54.28%	55.12%	55.08%	54.60%	56.44%

Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses:
Net income	$ 43,928	$ 32,486	$ 33,169	$ 33,529	$ 15,897	$ 143,112	$ 94,482
Add: Net deferred tax asset revaluation	-	-	-	-	12,780	-	12,780
Add: After-tax merger-related expenses (1)	1,097	8,541	4,276	193	295	14,109	614
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses	$ 45,025	$ 41,027	$ 37,445	$ 33,722	$ 28,972	$ 157,221	$ 107,876

Net Income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share:
Net income per diluted share	$ 0.80	$ 0.64	$ 0.71	$ 0.76	$ 0.36	$ 2.92	$ 2.14
Add: Net deferred tax asset revaluation per diluted share	-	-	-	-	0.29	-	0.29
Add: After-tax merger-related expenses per diluted share (1)	0.02	0.17	0.09	-	0.01	0.29	0.02
Net income, excluding net deferred tax asset revaluation and after-tax merger-related expenses per diluted share	$ 0.82	$ 0.81	$ 0.80	$ 0.76	$ 0.66	$ 3.21	$ 2.45

	Period End
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2018	2018	2018	2018	2017
Tangible book value per share:
Total shareholders' equity	$ 1,978,827	$ 1,927,269	$ 1,524,106	$ 1,403,026	$ 1,395,321
Less: goodwill and other intangible assets, net of def. tax liability	(906,887)	(915,022)	(657,111)	(585,316)	(583,903)
Tangible equity	1,071,940	1,012,247	866,995	817,711	811,418

Common shares outstanding	54,598,134	54,603,967	46,643,250	44,060,957	44,043,244

Tangible book value per share	$ 19.63	$ 18.54	$ 18.59	$ 18.56	$ 18.42

Tangible equity to tangible assets:
Total shareholders' equity	$ 1,978,827	$ 1,927,269	$ 1,524,106	$ 1,403,026	$ 1,395,321
Less: goodwill and other intangible assets, net of def. tax liability	(906,887)	(915,022)	(657,111)	(585,316)	(583,903)
Tangible equity	1,071,940	1,012,247	866,995	817,711	811,418

Total assets	12,458,632	12,599,479	10,946,584	10,245,419	9,816,178
Less: goodwill and other intangible assets, net of def. tax liability	(906,887)	(915,022)	(657,111)	(585,316)	(583,903)
Tangible assets	$ 11,551,745	$ 11,684,457	$ 10,289,473	$ 9,660,103	$ 9,232,275

Tangible equity to tangible assets	9.28%	8.66%	8.43%	8.46%	8.79%

(1) Tax effected at 21% for the periods in 2018 and 35% for all prior periods.